EXHIBIT 24(b)(8)(a)

                                  FIRST AMENDED
                               CUSTODIAN CONTRACT
                                     Between
                              THE AAL MUTUAL FUNDS
                                       and
                          FIRST WISCONSIN TRUST COMPANY



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                                TABLE OF CONTENTS



Page

1.   Employment of Custodian and Property to be Held By It . . . . . . . . . . 1

2.   Duties of the  Custodian  with Respect to Property of
     Each Fund Held by the Custodian . . . . . . . . . . . . . . . . . . . . . 3

    2.1      Holding Securities  . . . . . . . . . . . . . . . . . . . . . . . 3
    2.2      Delivery of Securities . . . . . . . . . . . . . . . . . . . . .  3
    2.3      Registration of Securities . . . . . . . . . . . . . . . . . . .  7
    2.4      Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    2.5      Payments for Shares . . . . . . . . . . . . . . . . . . . . . . . 9
    2.6      Investment and Availability of Federal Funds. . . . . . . . . . . 9
    2.7      Collection of Income. . . . . . . . . . . . . . . . . . . . . . . 9
    2.8      Payment of Fund Moneys . . . . . . . . . . . . . . . . . . . . . 10
    2.9      Liability for Payment in Advance of
               Receipt of Securities Purchased. . . . . . . . . . . . . . . . 13
    2.10     Payments for Repurchases or Redemptions
               of Shares of a Fund. . . . . . . . . . . . . . . . . . . . . . 13
    2.11            Appointment of Agents . . . . . . . . . . . . . . . . . . 14
    2.12            Deposit of Fund Assets in Securities Systems. . . . . . . 14
    2.13           Segregated Account . . . . . . . . . . . . . . . . . . . . 17
    2.14           Ownership Certificates for Tax Purposes. . . . . . . . . . 19
    2.15           Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . 19
    2.16           Communications Relating to Fund
                      Portfolio Securities. . . . . . . . . . . . . . . . . . 19
    2.17           Proper Instructions. . . . . . . . . . . . . . . . . . . . 20
    2.18           Actions Permitted Without Express Authority. . . . . . . . 21
    2.19           Evidence of Authority. . . . . . . . . . . . . . . . . . . 22

3.    Duties of Custodian With Respect to the Books
               of Account and Calculation of Net Asset Value
               and Net Income . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.1   Portfolio Accounting Services. . . . . . . . . . . . . . . . . . . 23
     3.2   Expense Accrual. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.3   Fund Valuation and Financial
                    Reporting Services. . . . . . . . . . . . . . . . . . . . 25
     3.4  Tax Accounting Services . . . . . . . . . . . . . . . . . . . . . . 26

4.    Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

5.    Opinion of Fund's Independent Account . . . . . . . . . . . . . . . . . 28
6.    Reports to Fund by Independent Public Accountants . . . . . . . . . . . 28

7.    Compensation of Custodian . . . . . . . . . . . . . . . . . . . . . . . 28

8.    Responsibility of Custodian . . . . . . . . . . . . . . . . . . . . . . 29

9.    Effective Period, Termination and Amendment . . . . . . . . . . . . . . 30

10.   Successor Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . 31

11. Interpretive and Additional Provisions . . . . . . . . . . . . . . . . .  33

12. Additional Series. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

13. Wisconsin Law to Apply. . . . . . . . . . . . . . . . . . . . . . . . . . 34

14. Prior Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





                        FIRST AMENDED CUSTODIAN CONTRACT

         This Contract between The AAL Mutual Funds, a business trust organized and existing under the laws of Massachusetts having its principal place of business at 222 West College Ave., Appleton, Wisconsin 54919-0007, hereinafter called the "Trust", and First Wisconsin Trust Company, a Wisconsin corporation, having its principal place of business at 777 East Wisconsin Avenue, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, hereinafter called the "Custodian", is entered into on this 29th day of October, 1987. This supersedes the previous Custodian Contract dated June 15, 1987.


                                   WITNESSETH:

     WHEREAS, the Trust is authorized to issue units of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust is authorized to issue units of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to initially offer units in three series, AAL Capital Growth Series, AAL Income Series and AAL Municipal Bond Series (such series together with any other series subsequently established by the Trust and made subject to this Contract in accordance with paragraph 12 hereof, being herein referred to collectively as the "Funds" and individually as a "Fund");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1. Employment of Custodian and Property to be Held by It The Trust hereby employs the Custodian as the custodian of the assets of each fund. Each Fund shall deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Fund from time to time, and the cash consideration received by it for such units of beneficial interest, $0.01 par value ("Shares"), of such Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian. With respect to the custody and disposition of certain of each Fund's assets, the Custodian shall enter into agreements substantially in the form of the Customer Agreement, Procedural Agreement and Safekeeping Agreement attached as Exhibits A, B and C, respectively.

     The Custodian may from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Trust, and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian, provided that the Custodian's agreement with any such sub-custodian imposes on such sub-custodian responsibilities and liabilities similar in nature and scope to those imposed by this Contract with respect to the functions to be performed by such sub-custodian. The Custodian is authorized and directed to enter into a Subcustodian Agreement with Morgan Guaranty Trust Company of New York substantially in the form set forth in Exhibit D hereto.

     2. Duties of the Custodian with Respect to Property of Each Fund Held By the Custodian

     2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to
Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury or in some other securities depository or book0entry system that complies with Section 17(f) of the Investment Company Act of 1940 and Rule 17f-4 promulgated thereunder, collectively referred to herein as "Securities System".

     2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     2.3 1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

          2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

          3) In the case of a sale effected through a Securities System, in accordance with the provisions of Sections 2.12 hereof;

          4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

          5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section
     2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian.

          7) To the broker selling the same for examination in accordance with the "street delivery" custom;

          8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the particular Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

          11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the particular Fund, but only against receipt of amounts borrowed;

          12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the particular Fund;

          13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the particular Fund initially set forth as Exhibits A, B and C;

          14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Trust's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

          15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

     2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the appropriate Fund or in the name of any nominee of such Fund or of any nominee of the Custodian or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article
1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street name" or other good delivery form.

     2.4 Bank Accounts. The Custodian shall open and maintain a separate account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for he account of such Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Fund maybe deposited by it to its credit as Custodian at First Wisconsin National Bank-Milwaukee or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with it shall be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     2.5 Payments for Shares. The Custodian shall receive from the distributor for each Fund's Shares or from the Transfer Agent of such Fund and deposit into such Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of a Fund.

     2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

          1) invest in such instruments as may be set forth in such instruction on the same day as received all federal funds received after a time agreed upon between the Custodian and the Trust; and

          2) make federal funds available to the appropriate Fund as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of the particular Fund which are deposited into that Fund's account.

     2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the appropriate Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due a Fund on securities loaned pursuant to the provisions of
Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as maybe necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

     2.8 Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

               1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of the securities either in certificate form or through a entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the particular Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from such Fund;

               2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

               3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;

               4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

               5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

               6) For payment of the amount of dividends received in respect of securities sold short;

               7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by a Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated nonproprietary account of the Custodian or any sub-Custodian maintained with the Federal Reserve Bank of Chicago or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry, or prior to receipt of such written evidence upon notification that the transfer has been approved through the book-entry delivery system.

     2.10 Payments for Repurchases or Redemptions of Shares of a Fund. From such finds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of a Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

     2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (any may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, or in any other securities depository or book-entry system which complies with Section 17(f) of the Investment Company Act of 1940 and Rule 17f-4 promulgated thereunder, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          1) The Custodian may keep securities of such Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          2) The records of the Custodian with respect to securities of such Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

          3) The Custodian shall pay for securities purchased for the account of such Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of such Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred tot he Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian shall identify all transfers of securities to and from the Securities System which are for the account of the Fund, and such reports shall be maintained for the Fund by the Custodian and shall be made available and provided to the Fund at its request. The Custodian shall furnish such Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund;

          4) The Custodian shall provide such Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

          5)  The   Custodian   shall  have   received  the  initial  or  annual
     certificate,  as the case may be, required by Article 9 hereof;

          6) Anything to the contrary in this Contract notwithstanding, the custodian shall be liable to the Trust for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

     2.13 Segregated Account. The custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker/dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the particular Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the particular Fund or commodity futures contracts or options thereon purchased or sold by such Fund,
(iii) for the purposes of compliance by the particular Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. These agreements are initially set forth as Exhibits A, B and C, hereto.

     2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Fund held by it and in connection with transfers of securities.

     2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

     2.16 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith, notice of exercise options purchased or sold by a Fund, and of the maturity of futures contracts purchased or sold by a Fund) received by the Custodian from issuers of the securities being held for a Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities held by a Fund whose tender or exchange is sought and from the party (or is agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian a least three business days prior to the date on which the Custodian is to take such action.

     2.17 Proper  Instructions.  Proper  Instructions  as used  throughout  this
Article 2 means a writing signed or initialled by one or more person persons as the Board of Trustees shall from time to time authorize. Each such writing shall identify the Fund affected and shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the Board of Trustees has authorized AAL Advisors, Inc. (the "Investment Advisor"), as investment advisor of each Fund pursuant to an Investment Advisor Agreement dated June 15, 1987, between the Investment Advisor and the Trust, to deliver Proper Instructions with respect to all matters for which Proper Instructions are required by this
Article 2. The Custodian may rely upon the certificate of an officer of the Investment Advisor with respect to the person or persons authorized on its behalf to sign, initial or give Proper Instructions for the purposes of this
Article 2. Upon receipt of a certificate of the Secretary of an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for each Fund's assets.

     2.18 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Trust:

          1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;

          2) surrender securities in temporary form for securities in definitive form;

          3) endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

          4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Board of Trustees of the Trust.

     2.19 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

     3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to compute the net asset value per share of the outstanding shares of each Fund and shall keep the books of account for each Fund. In particular, the Custodian shall provide the following accounting and reporting services: 3.1 Portfolio Accounting Services. The Custodian shall provide the following portfolio accounting and reporting services for each Fund:

          1) Maintain daily portfolio records for each Fund on a trade date basis using security trade information communicated from the Investment
     Advisor:

          2) On each business day record the prices of the portfolio positions of each Fund as obtained from a source approved by the Board of Trustees;

          3) Record interest and dividend accrual balances each business day on the portfolio securities of each Fund and calculate and record each Fund's gross earnings on investments for that day;

          4) Determine gains and losses on portfolio security sales on a daily basis for each Fund and identify such gains and losses as short-short, short or long-term. Account for periodic distributions of gain to shareholders of each Fund and maintain undistributed gain or loss balances as of each business day; and

          5) Provide each Fund with portfolio-based reports on the foregoing on a periodic basis as mutually agreed upon between the Board of Trustees and the Custodian.

     3.2 Expense Accrual. The Custodian shall provide accounting and reporting services relating to the accrual of expenses for each Fund as described below:

          1) On each business day, calculate the amounts of expense accrual for each Fund according to the methodology, rate or dollar amount specified by the Board of Trustees;

          2) Account for expenditures and maintain expense accrual balances for each Fund at a level of accounting detail specified by the Board of Trustees;

          3) Conduct periodic expense accrual reviews for each Fund as requested by the Board of Trustees comparing actual expenses to accrual amounts; and

          4) Issue periodic reports for each Fund detailing expense accruals and payments at the times requested by Board of Trustees.

     3.3 Fund Valuation and Financial Reporting Services. The Custodian shall provide accounting and reporting services relating to the net asset value of each Fund as described below:

          1)  Account  for  purchases,  sales  exchanges,   transfers,  dividend
     reinvestments and other activity relating to the shares of each Fund as reported by the Transfer Agent on a daily basis;

          2) Provide the Investment Advisor a daily report of cash reserves available for short-term investing;

          3) Record daily net investment income (earnings for each Fund. Account for periodic distributions of earnings to shareholders of each Fund and maintain undistributed net investment income balances as of each business day;

          4) Maintain a general ledger for each Fund in the form specified by the board of Trustees and produce a set of financial statements for each Fund as requested from time to time by the Board of Trustees;

          5) On each business day of the Funds determine the net asset value of each Fund in accordance with the accounting policies and procedures described in the Prospectus;

          6) On each business day of the Fund, calculate the per share net asset value, per share net earnings and other per share amounts reflective of the operations of each Fund on the basis of the number of shares outstanding as reported by the Transfer Agent;

          7) Issue daily reports detailing such per share information of each Fund to such persons (including the Transfer Agent and AAL Distributors, Inc. as distributor of each Fund's Shares (the "Distributor")) as directed by the Board of Trustees; and

          8) Issue to the Board of Trustees monthly reports which document the adequacy of the accounting detail necessary to support month-end ledger balances for each Fund.

     3.4 Tax Accounting Services. The Custodian shall provide the following tax accounting services;

          1)  Maintain  tax  accounting   records  for  each  Fund's  investment
     portfolio necessary to support IRS tax reporting requirements for regulated investment companies;

          2) Maintain tax lot detail for the investment portfolio of each Fund;

          3) Calculate taxable gains and losses on sales of portfolio securities for each Fund using the tax cost basis defined for the particular Fund;

          4) Issue reports to the Transfer Agent of each Fund detailing the taxable components of income and capital gains distributions as necessary to assist such Transfer Agent in issuing reports to shareholders; and

          5) provide any other reports relating to tax matters for each Fund as reasonably requested from time to time by the Board of Trustees.

     4. Records

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations under this Contract in such manner as will meet the obligations of each Fund and the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof ad Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to a Fund or the Trust. All such records shall be the property of the Trust and shall at all time during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust, employees and agents of the Securities and Exchange Commission and outside auditors retained for each Fund by the Board of Trustees. The Custodian shall, at the Trust's request, supply each Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

     5. Opinion of Trust's Independent Accountant

                  The Custodian shall cooperate wit the Trust by taking all reasonable action, as the Trust may from time to time request, in an effort to ensure from time to time request, in an effort to ensure from year to year that each Fund's independent accountants are able to provide an unqualified opinion with respect to the Custodian's activities hereunder in connection with the preparation of such Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission (or to its Shareholders) and with respect to any other requirements of such Commission.

     6. Reports to Each Fund by Independent Public Accountants

     The Custodian shall provide the Trust, at such times as the Trust may reasonably require, but not more frequently than annually, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts including securities deposited and/or maintained in a Securities System, relating to the services provided to each Fund by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

     7. Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

     8. Responsibility of Custodian

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     In order that the indemnification provisions contained in this Article 8 shall apply, however, it is understood that if in any case where the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian, and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Article 8. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

     If the Trust requires the Custodian to take any action with respect to the portfolio securities held by a Fund, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     9. Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto (including amendments which add or delete Funds of the Trust included within the terms hereof) and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Contract the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

     10. Successor Custodian

     If a successor custodian shall be appointed by the Board of Trustees for any Fund or Funds of the Trust, the Custodian shall, upon termination of this Contract with respect to such Fund or Funds, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each such Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of each such Fund's securities of the successor custodian all of each such Fund's securities held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Milwaukee, Wisconsin, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000 all securities, funds and other properties of each Fund as to which this Contract is so terminated then held by the Custodian and all instruments held by the Custodian relative thereto and all other property of each such Fund held by it under this Contract and to transfer to an account of such successor custodian all of each such Fund's securities held in any Securities System. Thereafter, such bank or trust company shall e the successor of the Custodian under this Contract with respect to such Fund.

     In the event that securities, funds and other properties of Funds with respect to which this Contract has terminated remain in the possession of the Custodian after the date of such termination hereof owing to failure of the Trust to procure the certified copy of vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

     11. Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

     12. Additional Series

     In the event that the Trust establishes one or more series of Shares in addition to the Funds with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series shall become a Fund hereunder, and shall be maintained and accounted for by the Custodian on a discreet basis.

     13. Wisconsin Law to Apply

     This Contract shall be construed and the provisions hereof interpreted under and in accordance with the internal laws of the State of Wisconsin.

     14. Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of each Fund's assets.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above.

FIRST WISCONSIN TRUST                        THE AAL MUTUAL FUNDS
COMPANY (the "Custodian")                    (the "Trust")

By:/s/ James N. Hintz                        By: /s/ Rochell Lamm Wallach
----------------------------                 ----------------------------------
Name: James N. Hintz                         Name: Rochelle Lamm Wallach

Title: Vice President                        Title: Vice President

Attest:

                                    Exhibit A

                               CUSTOMER AGREEMENT
                                     BETWEEN
                    ____________________________________, AND
                              THE AAL MUTUAL FUNDS

     In  consideration  of  acceptance  by   _______________________________   (
"Broker" ) of an account for the AAL Mutual Funds ( "Customer" ), Broker and Customer agree as follows:

     1. Customer authorizes Broker to purchase and sell financial futures contracts, options on financial contracts or options on financial cast contracts regulated by a federal agency for Customer's account in accordance with Customer's oral or written instructions. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other law, rule, or regulation.

     2. Customer shall pay Broker (1) brokerage and commission charges as agreed upon by Broker and Customer from time to time, (2) any ordinary and customary charges imposed on any transaction undertaken for Customer by the exchange or clearinghouse through which it is executed and any tax or fee imposed on such transactions by any competent authority or self-regulatory organization, (3) the amount of any trading loss that may result from transactions by Broker on Customer's instruction, and (4) interest and service charges on any Customer deficit balances at the rates customarily charged by Broker, together with Broker's costs and attorney's fees incurred in collecting such deficit. Such payments shall be made to Broker at _________________________________, or at such other addresses as the parties may designate.

     3. A detailed statement of all transactions for or on the Customer's behalf shall be furnished to Customer on a monthly basis as of the last business day of each calendar month and at such other times as may be agreed upon between Broker and Customer.

     4. Customer shall timely deposit and maintain in the Safekeeping Account at all times initial margin for Customer's account in accordance with the attached Procedural Agreement. Customer shall timely pay to Broker the amount of any additional or variation margin with respect to the Customer's open positions on financial futures or options contracts in accordance with the Procedural Agreement. If upon expiration of all notice periods set forth in the Procedural Agreement Customer still fails to provide additional or variation margin or if Customer fails to deposit or maintain in the Safekeeping Account required initial margin, Broker may without further notice to Customer take any action set forth in Sections 8 and 9 hereof.

     5. Customer acknowledges that (a) any trading recommendations and market or other information communicated to Customer by Broker are incidental to the conduct of Broker's business as a broker and dealer and do not constitute an offer to sell or the solicitation of an offer to buy any financial futures or options contracts or financial instrument that is the subject of any financial futures or options contract; (b) such recommendations and information, although based upon information obtained from sources believed by Broker to be reliable, may be incomplete, may not be verified, and may be changed without notice to Customer; and (c) Broker makes no representation, warranty or quarantee as to the accuracy or completeness of any market or other information or trading recommendation furnished to Customer. Customer understands that officers, employees, or affiliates of Broker may have position in, may intend to, and may, buy or sell, financial futures or options contracts or financial instruments that are the subject of financial futures or options contracts, including financial futures or options contracts which are the subject of information or recommendations furnished to Customer, and that the position or transactions of any such officer, employee, or affiliate may or may not be consistent with the recommendations furnished by Broker to Customer.

     6. All transactions by Broker on Customer's behalf shall be subject to the applicable constitution, by-laws, rules, regulations, customs, usages, rulings, and interpretations of the contract market and its clearinghouse on which such transactions are executed or cleared by Broker or its agents for Customer's account, and to all applicable governmental acts and statutes (such as the Commodity Exchange Act ) and to rules and regulations made thereunder; Broker shall not be liable to Customer as a result of any action taken by Broker or its agents to comply with any such constitution, by-law, rule, regulation, custom, usage, ruling, interpretation, act, or statute.

     7. Broker shall have no responsibility for delays in the transmission of orders due to (a) breakdown or failure of transmission or communications facilities, or (b) any other cause beyond Broker's control. Broker shall have no responsibility for compliance by Customer with any law or regulation governing its conduct as a fiduciary.

     8. In the event that (a) Customer shall be dissolved or in any other way terminate, or (b) fail to deposit or maintain initial margin, or make payment of additional or variation margin, as set forth in Section 4 hereof, Broker may close out Customer's open positions in whole or in part, sell any or all of Customer's property held by Broker, buy any securities or other property for Customer's account, and cancel any outstanding orders and commitments made by Broker on behalf of Customer. Subject to Broker's obligation to use best efforts to obtain a fair and reasonable price, any such sale, purchase, or cancellation may be made at Broker's discretion on the contract or other market or through the clearinghouse where such business is then transacted, at public auction or at private sale, without advertising the same and without notice to Customer, and without prior tender, demand or call upon Customer. Customer shall remain liable for and shall pay to Broker the amount of any deficiency resulting from any transaction described above.

     9. If at any time Customer fails to deliver to Broker any property previously sold by Broker on Customer's behalf or fails to deliver financial instruments in compliance with financial futures or options contracts, Customer authorized Broker in its discretion to borrow or to buy an property necessary to make delivery thereof, and Customer shall pay Broker for any cost, loss and damage which Broker may be required to pay thereon, and for any cost, loss and damage which Broker may sustain from its inability to borrow or buy any such property.

     10.  All  communications  to  Customer  shall be to The AAL  Mutual  Funds,
Attention:  ________________________________  [ insert  name and title] 222 West
College Avenue, Appleton, Wisconsin, 54919, or to such other address as Customer may hereafter direct Broker in writing to use. All communications to Broker
shall      be      to      its      offices      at       ______________________
_______________________________________,  or at such other address as Broker may designate.

     11. This Agreement, the attached Procedural Agreement, and the Safekeeping Agreement attached and referred to in the Procedural Agreement contain the entire agreement between the parties and supersede any prior agreements between the parties as to the subject matter of this Agreement. Subject to Section 6 hereof, no provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alternation, modification, or amendment be committed to in writing and signed by Customer and a duly authorized officer of Broker.

     12. This agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the law of the State of
____________________________.

     13. This agreement shall inure to the benefit of Broker and Customer and their respective successors and assigns.

     14. If any term or provision hereof, or the application thereof to any person or circumstances, shall to any extent be contrary to any exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary invalid, or unenforceable, shall not be affected thereby, and it shall be enforced to the fullest extent permitted by regulation and law.

     15. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights and remedies.

     16. Customer represents that (a) Customer is duly registered under the Investment Company Act of 1940, as amended, and is validly existing and empowered to enter into this Agreement and to effectuate transactions in financial futures contracts, and options on futures or cash contracts as contemplated hereby; (b) Customer will promptly notify Broker in writing if any of the above representations shall materially change or cease to be true and correct; (c) Customer has received read and understand the Commodity Futures Trading Commission Risk Disclosure Statement and options Risk Disclosure Statement; and (d) no person or entity has any interest in or control of the account to which this Agreement pertains other than Customer.

     17. Customer and Broker agree to furnish appropriate financial statements to each other to show any material changes in their financial positions and to furnish such other information concerning each other as each may reasonably request.

     18. Where the context hereof requires, the singular shall import the plural and the masculine shall import the feminine and neuter.

     19. Broker shall be entitled to rely on any instruction received from any person identified in writing to Broker by Customer and such instruction shall bind Customer. Customer agrees to hold Broker harmless against any action taken by Broker in reliance upon this provision.

     20. This Agreement shall become a binding contract between Customer and Broker when signed by both parties.


                                        THE AAL MUTUAL FUNDS (  "Customer" )
                                        By: ________________________________
                                        Name: ______________________________
                                                     (type or print)
                                        Title: _______________________________
                                        Attest: ______________________________

         Approve
         -----------------------------------
         ( "Broker" )

         By: ________________________________

         Name: _____________________________
                      (type or print)

         Title: _______________________________

         Attest: ______________________________

         Dated: _________________________, 1987

                                    Exhibit B

                              PROCEDURAL AGREEMENT
                BETWEEN ____________________________________, AND
                              THE AAL MUTUAL FUNDS
                        AND FIRST WISCONSIN TRUST COMPANY

     WHEREAS the undersigned The AAL Mutual Funds ( "Customer" ) has opened a trading account with the undersigned __________________________ ( "Merchant" ), a registered futures commission merchant, for the purpose of trading financial futures contracts options on futures or cash through said firm; and

     WHEREAS in connection with the opening of the trading account, Customer and Merchant have entered into a Customer Agreement which requires Customer to deposit as collateral the initial margin with respect to each futures or options contract as required by the rules and regulations of the Chicago Mercantile Exchange, the Chicago Board of Trade, the Commodities Exchange, and such other exchanges on which Merchant may effect or cause to be effected transactions as broker for Customer; and

     WHEREAS Customer, Merchant, and the undersigned First Wisconsin Trust Company ( "Bank" ) have entered into a Safekeeping agreement establishing an account entitled " __________________________ for the account of The AAL Mutual Funds (Customer Segregated Account)", pursuant to which Bank agrees to maintain a Safekeeping Account for the custody of the initial margin which Customer is required to deposit and maintain; and

     WHEREAS the Customer Agreement and the Safekeeping Agreement both provide that the rights and duties of the parties thereto are subject to the provisions of this Agreement.

     NOW, THEREFORE, IT IS AGREED THAT:

     1. Customer shall deposit and maintain as collateral in the Safekeeping Account such initial margin as shall be required from time to time by the exchange on which transactions are effected or caused to be effected by Merchant as broker for Customer. Customer may deposit amounts in excess of such requirements. The designation "Customer Segregated Account" in the account title is intended to indicate the status of the account under the Commodity Exchange Act and Commodity Futures Trading Commission Regulations; however, the provisions of this agreement shall be controlling as to the rights of the parties in the collateral deposited in the account.

     2. The initial margin deposited and maintained in the Safekeeping Account, created pursuant to the Safekeeping Agreement, shall be in the form, as Customer elects, of cash or of securities of the U.S. Government or of a combination thereof. Customer may substitute U.S. Government securities of equal or greater value upon prior approval of the bank, which shall not be unreasonable withheld. Any separate interest payments thereon shall be payable to Customer when collected by Bank unless notice has been provided to Bank pursuant to Paragraph
(a) of Section 6 below, and such interest is required to meet additional variation margin requirements in accordance with the procedure provided in paragraphs (a) and (b) of Section 6.

     3. With respect to the deposit of initial margin, Bank shall be directed by Customer's custodian order to segregate specified assets in the Safekeeping Account, and Bank shall promptly provide Merchant and Customer with a written confirmation of each transfer into the Safekeeping Account.

     4. Withdrawals of initial margin from the Safekeeping Account shall be effected upon receipt by the Bank of Customer's custodian order and Merchant's prior written verification of such withdrawal. Merchant shall, as promptly as practical but in any case monthly, inform Customer of the extent of any excess initial margin in the Safekeeping Account.

     5. Payment to Merchant or Customer, as may be appropriate, of variation margin due to variation in the value of one or more futures or options contracts held in the trading account ( "variation margin" ), shall be governed by the following provisions:

          (a) If Merchant notifies Customer of the need for variation margin required by any exchange on which transactions are effected by Merchant as broker for Customer due to variation in the value of one or more futures or options contracts held in the trading account prior to 11:30 a.m. New York time on a business day for Customer, Customer shall promptly provide to Merchant such variation margin but not later than the end of that business day. If Merchant notifies Customer of the need for variation margin subsequent to 11:30 a.m. but prior to 4:00 p.m. New York time on a business day for Customer, Customer shall promptly provide to Merchant such variation margin but not later than 10:30 a.m. New York time of the next succeeding business day for Customer. Merchant shall promptly notify Customer of the receipt of variation margin.

          (b) Merchant shall, as promptly as practical but in any case daily, inform Customer of the extent of any variation margin due to Customer. Customer may at any time request information as to the extent of such variation margin and Merchant shall promptly respond to such request. If
     Merchant notifies Customer of customer's right to variation margin permitted by any exchange on which transactions are effected by Merchant as broker for Customer due to variation in the value of one or more futures or options contracts held in the trading account prior to 11:30 a.m. New York time on a business day for merchant, Merchant notifies Customer of Customer's right to variation margin subsequent to 11:30 a.m. but prior to 4:00 p.m. New York time on a business day for Merchant, Merchant shall promptly provide to Customer such variation margin but not later than 10:30 a.m. New York time of the next succeeding business day for Merchant.

     6. In the event that Customer fails to make any required payment to Merchant of variation margin, the following provisions shall apply:

          (a) If Merchant has not timely received the requested variation margin as provided in Paragraph 5(a), Merchant shall give notice ( "Notice" ) to Bank and Customer of Customer's failure to provide variation margin and the amount of variation margin required. Bank shall immediately reconvey Merchant's Notice to Customer. Bank shall not permit any new action to be taken with respect to the initial margin held in the Safekeeping Account until further notice from Merchant. Two hours after Merchant shall have given Notice to Bank of Customer's failure to provide the variation margin, Merchant shall have access to the initial margin held in the Safekeeping Account, and Bank shall upon instruction of Merchant immediately transfer from the Safekeeping Account to or for the account of Merchant such amount of the initial margin as Merchant shall have specified in the Notice. Bank shall then promptly inform Customer of its actions taken pursuant to the instruction of Merchant.

          (b) As Merchant elects, it may instruct Bank pursuant to Paragraph (a) either (i) to transfer to Merchant ownership of securities held in the Safekeeping Account, valued by Merchant as of the closing market price on the business day preceding the business day when the Notice was given, or
     (ii) to sell at the prevailing market price securities in the Safekeeping Account and transfer promptly to Merchant proceeds from such sales, or
     (iii) a combination of (i) and (ii), in any case not to exceed the amount of required additional variation margin specified in the Notice. Bank shall retain any balance in the Safekeeping Account. Merchant shall give consideration to any timely request by Customer with respect to particular securities to be transferred or sold.

     7. Unless otherwise provided, all notices or other communications called for by this Agreement shall be given by the most expeditious means possible and may be given by the most expeditious means possible and may be given by telephone. If a notice is not given in writing, a written copy shall be provided to appropriate parties within a reasonable time after the notice is given.

     8. Any and all expenses of establishing, maintaining, or terminating the Safekeeping Account, including without limitation any and all expenses incurred by bank in connection with the Safekeeping Account, shall be borne by Customer.

     9. This Agreement and the Safekeeping Account shall terminate only upon written consent of Customer and Merchant, at which time Bank shall transfer to Customer all property held in the Safekeeping Account.

     10. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of
_____________________________.






         FIRST WISCONSIN TRUST
          COMPANY ( "Bank" )                ____________________________
                                                  ( "Merchant" )

         By: _____________________      By: _____________________________

         Name: ___________________      Name: ___________________________
                   (type or print)                   (type or print)

         Title: ___________________     Title:____________________________

         Attest: __________________     Attest: __________________________


                                        THE AAL MUTUAL FUNDS
                                            ("Customer")

                                        By: _____________________________

                                        Name: ___________________________
                                                   (type or print)

                                        Title: __________________________

                                        Attest: _________________________


         Dated: ____________, 1987

                                    Exhibit C
                              SAFEKEEPING AGREEMENT

     The AAL Mutual Funds (  "Depositor" ) and  _____________________________  (
"Broker" ) have interests in the subject Safekeeping Account pursuant to a certain Procedural Agreement among broker, Depositor, and First Wisconsin Trust Company ( "Bank" ), which Procedural Agreement governs over any inconsistent provisions in this Safekeeping Agreement


                                                  __________________, 1987



         First Wisconsin Trust Company
         777 East Wisconsin Avenue
         P.O. Box 701
         Milwaukee, WI  54201-0701

         Gentlemen:

     Depositor hereby requests Bank to open and maintain a Safekeeping Account, which shall be a subaccount, under the Custodian Agreement between Depositor and Bank, in the name of " ______________________________ for the account of The AAL Mutual Funds (Customer Segregated Account)", for all monies and securities now or hereafter deposited with and accepted by Bank for the initial margin in financial futures or options contracts transactions.

     In such safekeeping capacity Bank is limited to holding the securities in safekeeping for the various "Funds" of depositor specified in the Custodian Agreement between Bank and Depositor and dealing with such securities as herein expressed unless otherwise mutually agreed in writing.

     Bank shall make purchases, sales, and deliveries of securities only as Depositor may direct, and bank is authorized and directed to:

     1.   Collect income and principal on bearer securities in the account;

     2. Dispose of the monies received from income collections, maturity, redemption, sale or other disposition of the securities pursuant to said Procedural Agreement;

     3.   Send a daily confirmation of receipts and disbursements to Depositor;

     4.   provide a monthly list of securities to Depositor and to Broker

     5. On request, confirm to Broker and Depositor all account changes and positions.

     The general conditions of the Safekeeping Agreement shall be those of the Custodian Agreement between Depositor and Bank.

     The compensation of Bank for its services hereunder shall be payable quarterly and shall be in accordance with its present printed schedule, a copy of which has been delivered to Depositor. No change in compensation shall be applicable to this account without written notice to Depositor.

     All communications from Bank shall be sent to Depositor pursuant to the Custodian Agreement, and to Broker at the addresses shown below, or at such other address as the Depositor or Broker shall from time to time direct.

     Depositor is an investment company duly registered under the Investment Company Act of 1940, as amended, and is not a foreign citizen; if this citizenship status changes, Depositor will promptly notify Bank in writing.

         Either Depositor or Bank may close this account at any time.

         Accepted:                           Very truly yours,

         First Wisconsin Trust               THE AAL MUTUAL FUNDS
            Company ("Bank")                 ("Depositor")

         By: ________________________       By: _______________________
         Name: ______________________       Name: _____________________
                  (type or print)                     (type or print)

         Title: ______________________      Title: _____________________

         Attest: _____________________      Attest: ____________________


         Acknowledged and Approved:

         --------------------------
          (Broker)



         By: _________________________

         Name: _______________________
                   (type or print)

         Title: ______________________

         Attest: _____________________

         Dated: ______________________


                                        Schedule A, Page 1, to the First Amended
                                              Custodian Contract between The AAL
                                                Mutual Funds and First Wisconsin
                                                 Trust Company, October 29, 1987

                          FIRST WISCONSIN TRUST COMPANY
                              MUTUAL FUND CUSTODIAL
                            AGENT SERVICE ANNUAL FEE

         Annual Fee based on market value of assets (cost of bonds):

          $1.00 per $1,000 on the first $5,000,000
          $ .50 per $1,000 on the next $5,000,000
          $ .25 per $1,000 on the next $40,000,000
          $ .20 per $1,000 on the balance

          Minimum Annual Fee $900

          Investment Transactions: Purchase, sale, exchange, tender, redemption (maturity), receipt, delivery

                  $17.00 per Book Entry Securities (Depository or Federal Reserve System)

                  $25.00   per Definitive Securities (Physical)

                  $75.00   per Euroclear

                  $ 8.00   per Principal reduction on pass-through certificates

                  $35.00   per Option/Futures Contract

                  $12.00   per variation margin transaction

     Variation Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

         Extraordinary expenses based on time and complexity involved.

         Out of Pocket Expenses: Charges to the account.

         Fees are billed quarterly based on the value at the beginning of the quarter.

                                        Schedule A, Page 2, to the First Amended
                                                       Custodian between The AAL
                                          Mutual Funds and First Wisconsin Trust
                                                       Company, October 29, 1987





              PORTFOLIO ACCOUNTING & VALUATION SERVICES (ALL FUNDS)

     Annual fee schedule per fund based on average daily net asset market value of each Fund.

         $25,000.00 for the first $40,000,000.00 of the first mutual fund $20,000.00 for the first $40,000,000.00 for each subsequent mutual fund 2/100 of 1% (2 Basis Points) on the next $200,000,000.00
         1/100 of 1% (1 Basis Point) on the balance over $240,000,000.00

         Fees are billed monthly



* For the months of July and August 1987, the total fees will be $500.00 and $1,000.00, respectively, for each of the three AAL Mutual Funds. The above annual fee schedule will be effective for the month of September 1987, and thereafter. Fees for the Money Market Fund will commence on March 1, 1998.


                                AMENDMENT NO. 12
                                       TO
                  THE FIRST AMENDED CUSTODIAN CONTRACT BETWEEN
                            THE AAL MUTUAL FUNDS AND
                              FIRSTAR TRUST COMPANY
                      (F/K/A FIRST WISCONSON TRUST COMPANY)

     Effective   December  29,  1997,  the  First  Amended  Custodian   Contract
("Contract") dated October 29, 1987, between The AAL Mutual Funds and Firstar Trust Company (f/k/a First Wisconsin Trust Company) is amended as follows:

1. Schedule A (Custodial Agent Fee Schedule) to the Contract effective as of January 8, 1997, is amended to add The AAL Balanced Fund.

     An amended Schedule A, effective December 29, 1997, is attached hereto

     All other provisions of the Contract, as amended, and all Sub Custodian Agreements, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 12 to the Contract to be signed by their duly authorized officers.


ATTEST                                       FIRSTAR TRUST COMPANY

By: /s/ Mary C.Klabunde                       By: /s/ Joe D. Redwine
    ---------------------------                   -----------------------------
        Mary C. Klabunde                              Joe D. Redwine



ATTEST:                                      THE AAL MUTUAL FUNDS

By: /s/ Robert G. Same                        By: Ronald G. Anderson
    ---------------------------                   -----------------------------
        Robert G. Same, Secretary                 Ronald G. Anderson, President






                                   SCHEDULE A
                                       TO
                  THE OCTOBER 29, 1997, FIRST AMENDED CUSTODIAN
                    CONTRACT BETWEEN THE AAL MUTUAL FUNDS AND
                        FIRSTAR TRUST COMPANY, AS AMENDED

                              FIRSTAR TRUST COMPANY
                           MUTUAL FUND CUSTODIAL AGENT
                                  FEE SCHEDULE
                            EFFECTIVE JANUARY 8, 1997


I.   Annual fee based on aggregate market value of all AAL Mutual Funds

     .00005 (.5 basis points) on all assets.

II. Fees for transactions (purchases, sale, exchange, tender, redemption, maturity, receipt, delivery)

     $6.00 per book entry security (depository or Federal Reserve System) $25.00 per definitive security (physical)
     $75.00 per Euroclear
     $8.00 per principal reduction on pass-through certificates $35.00 per option/futures contract
     $12.00  per  variation  margin  transaction
     $10.00 per Fed wire deposit or withdrawal

III. Other fees

     Variable rate notes: Used as a short-term investment variable rate notes offer safety and prevailing high interest rates. Firstar charge, which is 1/4 of 1%, is deducted from the variable rate note income at the time it is credited to a Fund's account.

         Extraordinary expense:  Based on time and complexity involved.

         Out-of-pocket expenses:  Charged to the account.

         Fees are billed monthly, based on prior month-end market values and prior month's transactions.